INDEMNIFICATION AGREEMENT



     THIS INDEMNIFICATION AGREEMENT is made this 27th day of June, 2001, by and between PINNACLE FOOS, INC., a Pennsylvania corporation (the "Company" or the "Indemnitor"), and ELLIS M. SHORE (the "Indemnitee").

     WHEREAS, the Indemnitee serves as a consultant and agent of the Company in connection with various Company matters, including but not limited to, the negotiation of the transactions contemplated by the Stock Purchase Agreement, dated as of May 31, 2001, among the Company, Smithfield Foods, Inc. and certain shareholders of the Company, and the Credit Agreement, dated as of June 27, 2001, between the Company and Smithfield Foods, Inc. (together with the transactions contemplated thereby, the "Smithfield Transactions")

     WHEREAS, the Company wishes the Indemnitee to continue his service with the Company as a consultant and agent and the Indemnitee is willing, under certain circumstances, to serve the Company in such capacity.

     WHEREAS, Section 1741 of the Pennsylvania Business Corporation Law, under which law the Company is organized, empowers corporations to indemnify a person serving as a representative of the Company against expenses (including attorneys' fees), judgments, fines, and amounts in connection with certain actions and proceedings.

     NOW, THEREFORE, in order to induce the Indemnitee to continue his service with the Company and in consideration of his continued service, and intending to be legally bound hereby, the Company and Indemnitee hereby agree as follows:

     1. Indemnity. The Company shall and hereby agrees to indemnify, defend, save and hold harmless the Indemnitee, his heirs, personal representatives, successors and assigns, jointly and severally, for any Expenses (as defined below) which the Indemnitee or any such heir, personal representative, successor or assign, is or becomes legally obligated to pay in connection with any Proceeding to the extent permitted by the Company's Bylaws as of the date of this Agreement and to the fullest extent of the Pennsylvania Business Corporation Law as in effect on the date hereof. As used in this Agreement, the term "Proceeding" shall include any threatened, pending or completed claim, action, suit or proceeding (including any appeals), whether brought by or in the name or right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee or any such heir, personal representative, successor or assign, may be or may have been involved as a party or otherwise, (i) by reason of the fact that Indemnitee was, or has agreed to continue to be, a consultant and agent of the Company, (ii) by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, (iii) by reason of any action taken by him or of any inaction on his part while acting as such consultant or agent, (iv) by reason of the negotiation of the Smithfield Transactions and the documents and agreements entered into in connection therewith, or (v) by reason of any claim that the sale of stock under the Stock Purchase Agreement was unlawful; provided, that in each such case Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his conduct was unlawful; and further provided that no indemnity by the Company shall be required under this Agreement for any breach or alleged breach of any representation, warranty or covenant given by Indemnitee in the Stock Purchase Agreement. As used in this Agreement, the term "fines" shall include (without limitation) any excise tax assessed with respect to any employee benefit plan.

     2. Expenses. As used in this Agreement, the term "Expenses" shall include (without limitation) damages, judgments, fines, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bonds, of investigating and defending against any claim, and all expenses of establishing a right to indemnification under this Agreement.

     3. Enforcement. If a claim or request under this Agreement is not paid by the Company, or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Indemnitee shall also be entitled to be paid all the Expenses of prosecuting such suit. The Company shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses theretofore paid by the Company pursuant to this Agreement, to the extent such Expenses are not reasonable in nature or amounts; provided, however, that the Company shall have the burden of proving such Expenses to be unreasonable. The burden of proving that the Indemnitee is not entitled to indemnification for any other reason shall be on the Company.

     4. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     5. Exclusions. The Company shall not be liable under this Agreement to pay any Expenses in connection with any claim made against the Indemnitee:

          (a) to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

          (b) to the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;

          (c) brought about or contributed to by the intentional and deliberate dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated; or

          (d) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity or for any other reason.

     6. Defense of Claims and Indemnification of Expenses. The Indemnitee shall permit the Indemnitor (at its expense) to assume the defense of any claim or any litigation for which the Indemnitee seeks indemnification pursuant to this Agreement; provided, however, that (i) counsel for the Indemnitor, who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnitee and the Indemnitee may participate in such defense at the Indemnitee's expense, and (ii) the failure by the Indemnitee to give notice as provided in Section 11 of this Agreement shall not relieve the Indemnitor of its indemnification obligations under this Agreement, except to the extent the Indemnitor is actually prejudiced as a result of such failure to give notice. In the event that (i) the Indemnitor does not promptly assume the defense of any matter as above provided, (ii) counsel for the Indemnitee reasonably believes and advises Indemnitee in writing that there are issues that raise conflicts of interest between the Indemnitor and the Indemnitee, or (iii) if additional defenses are available to Indemnitee which are not available to Indemnitor, then the Indemnitee may engage its own counsel to defend itself in such claim or litigation and the Indemnitor shall pay all reasonable fees and expenses of counsel incurred in such defense. The Indemnitor shall not, in the defense of any such claim or litigation, except with the consent of the Indemnitee (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnitee or that does not include as an unconditional term thereof the provision of a release from all liability with respect to such claim or litigation from the claimant or plaintiff to the Indemnitee.

     7. Plea of Nolo Contendere. The termination of any Proceeding which is covered by this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption for the purposes of this Agreement that Indemnitee did not (a) act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, (b) have reasonable cause to believe that his conduct was unlawful.

     8. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

     9. Advance of Expenses. Expenses incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Company in advance upon request of the Indemnitee that the Company pay such Expenses. The Indemnitee hereby undertakes to repay to the Company the amount of any Expenses theretofore paid by the Company to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification.

     10. Approval of Expenses. No Expenses for which indemnity shall be sought under this Agreement, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Company, which consent shall not be unreasonably withheld.

     11. Notice of Claim. The Indemnitee, as a condition precedent to his or her right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

     12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

     13. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Articles of Incorporation or By-laws of the Company and amendments thereto or under law.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions thereof.

     15. Saving Clause. Wherever there is conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Company and the Indemnitee have no legal right to contract, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.

     16. Coverage. The provisions of this Agreement shall apply with respect to the Indemnitee's past service as a consultant, director, officer, or employee of the Company for all periods prior to the date of this Agreement and with respect to all periods of service as a consultant or agent after the date of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and signed as of the day and year first above written.

                                   PINNACLE FOODS, INC.


                                   By:
                                      ------------------------------------------
                                      Michael D. Queen, President


                                   INDEMNITEE


                                   ---------------------------------------------
                                   Ellis M. Shore